Exhibit 99.1
Old National Bancorp
One Main Street
Evansville, IN 47708	Media: Kathy A. Schoettlin (812) 465-7269
oldnational.com	Investors: Lynell J. Walton (812) 464-1366

Old National reports 1st quarter earnings of $86.8 million,
or $0.52 per share

Evansville, Ind. (April 19, 2021)

Old National Bancorp (NASDAQ: ONB) reports 1Q21 net income of $86.8 million, diluted EPS of $0.52.
Adjusted[1] net income of $86.4 million, or $0.52 per diluted share.
CEO COMMENTARY:

"Old National's positive first quarter results were driven by record first-quarter commercial loan production, strong mortgage revenue and excellent credit quality," said Chairman and CEO Jim Ryan. "We also continue to work with our small business and non-profit clients who are affected by the pandemic to help them gain access to Paycheck Protection Program funds and also to complete the loan forgiveness process."

FIRST QUARTER HIGHLIGHTS2:

Net income	•Net income of $86.8 million
•Earnings per diluted share of $0.52

Net interest income/NIM	•Net interest income on a fully taxable equivalent basis of $151.6 million compared to $164.6 million
•Net interest margin on a fully taxable equivalent basis of 2.94% compared to 3.26%

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $90.6 million
•Adjusted PPNR[1] of $91.3 million, up 17.9% over first quarter of 2020
•Noninterest expense of $117.7 million
•Adjusted noninterest expense[1] of $115.0 million
•Efficiency ratio[1] of 55.57%
•Adjusted efficiency ratio[1] of 54.25%

Loans and Credit Quality	•End-of-period total loans[3] of $13,975.5 million compared to $13,849.7 million
◦Total commercial loans increased $59.0 million, excluding the $181.1 million increase in PPP loans
•First-quarter total commercial production of $718.0 million
•Provision for credit losses was a recapture of $17.4 million
•March 31 pipeline of $2.6 billion
•Net recoveries of $5 thousand compared to net recoveries of $1.1 million
•Non-performing loans of 1.13% of total loans compared to 1.20%

Return Profile & Capital	•Return on average common equity of 11.69%
•Return on average tangible common equity[1] of 18.88%
•Adjusted return on average tangible common equity[1] of 18.79%
•No shares of common stock were repurchased during the current quarter

Notable Items	•$1.5 million in ONB Way charges
•$1.2 million in tax credit amortization

1 Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company – please refer to the Non GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale

RESULTS OF OPERATIONS

Old National Bancorp reported first quarter 2021 net income of $86.8 million, or $0.52 per diluted share.

Included in the first quarter were pre-tax charges of $1.5 million for the ONB Way. Excluding these charges from the current quarter and netting out debt securities gains, adjusted net income was $86.4 million, or $0.52 per diluted share.

LOANS
Strong commercial production continues.

•Period-end total loans were $13,975.5 million at March 31, 2021, an increase of $125.8 million, or 3.6% annualized, when compared to the $13,849.7 million at December 31, 2020.
•Paycheck Protection Program (PPP) loans totaled $1,124.1 million at March 31, 2021, compared to $943.0 million at December 31, 2020.
•Excluding the $181.1 million increase in PPP loans during the quarter, total loans decreased $55.3 million, or 1.7% annualized.
•Excluding PPP loans, total commercial loans increased $59.0 million, or 2.6% annualized.
•Total commercial loan production in the first quarter was $718.0 million; period-end pipeline totaled $2.6 billion.
•Consumer loans decreased $56.2 million to $1,579.0 million and residential mortgage loans decreased $45.1 million to $2,203.3 million.
•Average total loans in the first quarter were $13,832.2 million, a decrease of $95.6 million from the fourth quarter of 2020.
•Excluding PPP loans, average total loans in the first quarter increased $117.6 million from the fourth quarter of 2020.

DEPOSITS
Government stimulus actions continue to bolster deposit balances.

•Period-end total deposits were $17,849.8 million at March 31, 2021, an increase of $812.3 million, or 19.1% annualized, when compared to the $17,037.5 million at December 31, 2020.
•Interest-bearing checking deposits increased $56.7 million to $4,933.8 million at March 31, 2021.
•Noninterest-bearing deposits increased $457.4 million to $6,091.1 million at March 31, 2021 from $5,633.7 million at December 31, 2020.
•On average, total deposits in the first quarter were $17,341.8 million, compared to $16,810.6 million in the fourth quarter of 2020.

NET INTEREST INCOME AND MARGIN
Decrease in PPP fees negatively impact net interest income and margin; deposit and funding costs continue to decline.

•Net interest income decreased to $148.1 million in the first quarter of 2021 compared to $161.1 million in the fourth quarter of 2020.
•The net interest margin on a fully taxable equivalent basis decreased 32 basis points to 2.94% compared to 3.26% in the fourth quarter of 2020.
•PPP interest and net fees combined were $12.6 million, or 10 basis points of net interest margin, in the first quarter of 2021 compared to $22.6 million, or 26 basis points of net interest margin, in the fourth quarter of 2020.
•Accretion income was $4.7 million, or 9 basis points of net interest margin, in the first quarter of 2021 compared to $5.4 million, or 10 basis points of net interest margin, in the fourth quarter of 2020. In the first quarter of 2021, accretion income was 2.3% of adjusted total revenue.
•Interest collected on nonaccrual loans was $0.6 million, or 1 basis point of net interest margin, in the first quarter of 2021 compared to $0.9 million, or 2 basis points of net interest margin, in the fourth quarter of 2020.
•The cost of total deposits declined 2 basis points to 0.07% in the first quarter of 2021 while the cost of total interest-bearing deposits decreased 2 basis points to 0.11%.

CREDIT QUALITY
Strong credit quality remains a hallmark of the Old National franchise.
•Old National recorded a provision recapture in the first quarter of 2021 of $17.4 million, compared to $1.1 million in provision recapture recorded in the fourth quarter of 2020.
•Net recoveries in the first quarter were $5 thousand, compared to net recoveries of $1.1 million in the fourth quarter of 2020.
•30-89 day delinquencies were 0.12% at the end of the first quarter.
•Non-performing loans decreased as a percentage of total loans to 1.13%.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of March 31, 2021, the remaining discount on these acquired loans was $45.9 million.
•The allowance for credit losses stood at $114.0 million, or 0.82% of total loans at March 31, 2021.

NONINTEREST INCOME
Noninterest income decreased due to lower capital markets income.

•Total noninterest income for the first quarter of 2021 was $56.7 million, a decrease of $1.8 million from the fourth quarter of 2020.
•Capital markets income decreased $2.8 million when compared to the fourth quarter of 2020.
•Gains on sales of debt securities increased $1.8 million when compared to the fourth quarter of 2020.

NONINTEREST EXPENSE
First quarter expense discipline helped drive positive operating leverage1.

•Noninterest expense for the first quarter of 2021 was $117.7 million and included $1.5 million in ONB Way charges and $1.2 million in tax credit amortization.
•Excluding these items, adjusted noninterest expense for the first quarter was $115.0 million, compared to the $128.8 million in adjusted noninterest expense in the fourth quarter of 2020.
•The first quarter efficiency ratio was 55.57%, while the adjusted efficiency ratio was 54.25%.
•Adjusted operating leverage1 was +919 basis points for the first quarter of 2021 as compared to the first quarter of 2020.

INCOME TAXES

•On a fully taxable-equivalent basis, income tax expense in the first quarter was $21.2 million, resulting in a 19.6% FTE tax rate.
•Income tax expense included $1.7 million in tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.

•At the end of the first quarter, preliminary total risk-based capital was 12.84% and preliminary regulatory tier 1 capital was 12.01%.
•Tangible common equity to tangible assets was 8.38% at the end of the first quarter compared to 8.64% in the fourth quarter of 2020.
•The Company did not repurchase any shares of common stock during the first quarter.
•A low loan to deposit ratio of 78.3%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	1Q21	Adjustments[4]	Adjusted 1Q21
Total Revenues (FTE)	$208.3	$(2.0)	$206.3
Less: Provision for Credit Losses	17.4	—	17.4
Less: Noninterest Expenses	(117.7)	1.5	(116.2)
Income before Income Taxes (FTE)	$108.0	$(0.5)	$107.5
Income Taxes	(21.2)	0.1	(21.1)
Net Income	$86.8	$(0.4)	$86.4
Average Shares Outstanding	165,707	—	165,707
Earnings Per Share - Diluted	$0.52	$—	$0.52
4 Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions)	1Q21	4Q20
Net Interest Income	$148.1	$161.1
Add: FTE Adjustment	3.5	3.5
Net Interest Income (FTE)	$151.6	$164.6
Average Earning Assets	$20,601.7	$20,182.0
Net Interest Margin (FTE)	2.94%	3.26%

($ in millions)	1Q21	1Q20
Net Interest Income	$148.1	$143.8
Add: FTE Adjustment	3.5	3.3
Net Interest Income (FTE)	$151.6	$147.1
Add: Total Noninterest Income	56.7	57.5
Less: Noninterest Expense	117.7	158.7
Pre-Provision Net Revenue	$90.6	$45.9
Less: Debt Securities Gains/Losses	(2.0)	(5.2)
Add: ONB Way Charges	1.5	31.2
Add: Amortization of Tax Credit Investments	1.2	5.5
Adjusted Pre-Provision Net Revenue	$91.3	$77.4

($ in millions)	1Q21	4Q20	1Q20
Noninterest Expense	$117.7	$142.3	$158.7
Less: ONB Way Charges	(1.5)	(3.6)	(31.2)
Noninterest Expense less Charges	$116.2	$138.7	$127.5
Less: Amortization of Tax Credit Investments	(1.2)	(9.9)	(5.5)
Adjusted Noninterest Expense	$115.0	$128.8	$122.0
Less: Intangible Amortization	(3.1)	(3.3)	(3.8)
Adjusted Noninterest Expense Less Intangible Amortization	$111.9	$125.5	$118.2
Net Interest Income	$148.1	$161.1	$143.8
FTE Adjustment	3.5	3.5	3.3
Net Interest Income (FTE)	$151.6	$164.6	$147.1
Total Noninterest Income	56.7	58.5	57.5
Total Revenue (FTE)	$208.3	$223.1	$204.6
Less: Debt Securities Gains/Losses	(2.0)	(0.2)	(5.2)
Less: Gain on Branch Actions	—	(0.1)	—
Adjusted Total Revenue (FTE)	$206.3	$222.8	$199.4
Efficiency Ratio	55.57%	62.37%	77.71%
Adjusted Efficiency Ratio	54.25%	56.35%	59.31%
Operating Leverage[5] (basis points)	2,762
Adjusted Operating Leverage[6] (basis points)	919
         5 Year-over-year basis point change in noninterest expenses plus change in total revenue
         6 Year-over-year basis point change in adjusted noninterest expense plus change in adjusted total revenue

($ in millions)	1Q21	4Q20
Net Income	$86.8	$74.1
Add: Intangible Amortization (net of tax7)	2.3	2.4
Tangible Net Income	$89.1	$76.5
Less: Securities Gains/Losses (net of tax7)	(1.5)	(0.2)
Add: Gains/Losses on Branch Actions (net of tax7)	—	(0.1)
Add: ONB Way Charges (net of tax7)	1.1	2.7
Adjusted Tangible Net Income	$88.7	$78.9
Average Total Shareholders’ Equity	2,970.0	2,932.6
Less: Average Goodwill	(1,037.0)	(1,037.0)
Less: Average Intangibles	(44.4)	(47.5)
Average Tangible Shareholders’ Equity	$1,888.6	$1,848.1
Return on Average Tangible Common Equity	18.88%	16.57%
Adjusted Return on Average Tangible Common Equity	18.79%	17.08%
7Tax-effect calculations use the current statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Monday, April 19, 2021, to review first-quarter 2021 financial results. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from Noon Central Time on April 19 through May 3. To access the replay, dial 1-855-859-2056, Conference ID Code 9135118 .

ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With $23.7 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for ten consecutive years.  Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships and keeping our clients at the center of all we do. This is an approach to business that we call The ONB Way. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Minnesota and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.

USE OF NON-GAAP FINANCIAL MEASURES
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENT
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties, such as statements about the potential impacts of the COVID-19 pandemic. There are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business (including developments and volatility arising from the COVID-19 pandemic); competition; heightened regulatory and governmental oversight and scrutiny of Old National's business practices; current, pending or future government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan, including the anticipated impact from the ONB Way strategic plan that may differ from current estimates; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements, including the impact of the CECL standard as well as changes to address the impact of COVID-19; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release; and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC.  These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Income Statement
Net interest income	$148,120	$161,079	$143,771
Tax equivalent adjustment (1)	3,500	3,517	3,323
Net interest income - tax equivalent basis	151,620	164,596	147,094
Provision for credit losses	(17,356)	(1,100)	16,950
Noninterest income	56,712	58,552	57,502
Noninterest expense	117,740	142,318	158,744
Net income	86,818	74,120	22,640

Per Common Share Data
Weighted average diluted shares	165,707	165,631	168,404
Net income (diluted)	$0.52	$0.44	$0.13
Cash dividends	0.14	0.14	0.14
Common dividend payout ratio (2)	26%	31%	108%
Book value	$17.98	$17.98	$17.10
Stock price	19.34	16.56	13.19
Tangible common book value (3)	11.47	11.43	10.48

Performance Ratios
Return on average assets	1.49%	1.30%	0.44%
Return on average common equity	11.69%	10.11%	3.20%
Return on tangible common equity (3)	18.77%	16.20%	5.89%
Return on average tangible common equity (3)	18.88%	16.57%	5.86%
Net interest margin (FTE)	2.94%	3.26%	3.31%
Efficiency ratio (4)	55.57%	62.37%	77.71%
Net charge-offs (recoveries) to average loans	0.00%	(0.03)%	0.21%
Allowance for credit losses to ending loans	0.82%	0.95%	0.86%
Non-performing loans to ending loans	1.13%	1.20%	1.16%

Balance Sheet (EOP)
Total loans	$13,925,261	$13,786,479	$12,384,612
Total assets	23,744,451	22,960,622	20,741,141
Total deposits	17,849,755	17,037,453	14,305,362
Total borrowed funds	2,574,987	2,676,554	3,245,214
Total shareholders' equity	2,979,447	2,972,656	2,823,435

Capital Ratios (3)
Risk-based capital ratios (EOP):
Tier 1 common equity	12.01%	11.75%	11.40%
Tier 1	12.01%	11.75%	11.40%
Total	12.84%	12.69%	12.28%
Leverage ratio (to average assets)	8.33%	8.20%	8.46%

Total equity to assets (averages)	12.78%	12.83%	13.91%
Tangible common equity to tangible assets	8.38%	8.64%	8.81%

Nonfinancial Data
Full-time equivalent employees	2,451	2,445	2,736
Banking centers	162	162	192

(1) Calculated using the federal statutory tax rate in effect of 21% for all periods.
(2) Cash dividends per share divided by net income per share (basic).
(3) Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
March 31, 2021 capital ratios are preliminary.
(4) Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.
FTE - Fully taxable equivalent basis EOP - End of period actual balances

Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Interest income	$159,237	$173,249	$167,999
Less: interest expense	11,117	12,170	24,228
Net interest income	148,120	161,079	143,771
Provision for credit losses	(17,356)	(1,100)	16,950
Net interest income after provision for credit losses	165,476	162,179	126,821

Wealth management fees	9,708	9,259	8,884
Service charges on deposit accounts	8,124	8,724	10,077
Debit card and ATM fees	5,143	5,072	4,998
Mortgage banking revenue	16,525	16,233	11,119
Investment product fees	5,864	5,544	5,874
Capital markets income	3,715	6,545	4,328
Company-owned life insurance	2,714	3,153	3,080
Other income	2,926	3,861	3,968
Gains (losses) on sales of debt securities	1,993	161	5,174
Total noninterest income	56,712	58,552	57,502

Salaries and employee benefits	68,117	78,001	79,173
Occupancy	14,872	13,008	15,133
Equipment	3,969	3,778	5,305
Marketing	2,062	3,242	3,097
Data processing	12,353	12,362	9,467
Communication	2,878	2,396	2,798
Professional fees	2,724	4,834	4,293
FDIC assessment	1,607	1,780	1,609
Amortization of intangibles	3,075	3,244	3,776
Amortization of tax credit investments	1,202	9,871	5,515
Other expense	4,881	9,802	28,578
Total noninterest expense	117,740	142,318	158,744

Income before income taxes	104,448	78,413	25,579
Income tax expense	17,630	4,293	2,939
Net income	$86,818	$74,120	$22,640

Diluted Earnings Per Share
Net income	$0.52	$0.44	$0.13

Average Common Shares Outstanding
Basic	164,997	164,799	167,748
Diluted	165,707	165,631	168,404

Common shares outstanding at end of period	165,676	165,367	165,109

Balance Sheet (unaudited)
($ in thousands)
	March 31,	December 31,	March 31,
	2021	2020	2020
Assets
Federal Reserve Bank account	$293,230	$307,967	$130,295
Money market investments	10,217	13,537	9,349
Investments:
Treasury and government-sponsored agencies	1,602,423	852,196	530,904
Mortgage-backed securities	3,385,339	3,339,098	3,210,000
States and political subdivisions	1,467,804	1,492,162	1,302,395
Other securities	440,810	458,639	497,709
Total investments	6,896,376	6,142,095	5,541,008
Loans held for sale, at fair value	50,281	63,250	54,209
Loans:
Commercial	4,068,896	3,956,422	3,046,579
Commercial and agriculture real estate	6,074,135	5,946,512	5,283,464
Consumer:
Home equity	541,149	556,414	561,789
Other consumer loans	1,037,804	1,078,709	1,164,929
Subtotal of commercial and consumer loans	11,721,984	11,538,057	10,056,761
Residential real estate	2,203,277	2,248,422	2,327,851
Total loans	13,925,261	13,786,479	12,384,612
Total earning assets	21,175,365	20,313,328	18,119,473

Allowance for credit losses	(114,037)	(131,388)	(106,380)
Non-earning Assets:
Cash and due from banks	154,330	268,208	203,533
Premises and equipment, net	466,559	464,408	462,364
Operating lease right-of-use assets	74,611	76,197	86,819
Goodwill and other intangible assets	1,079,933	1,083,008	1,093,323
Company-owned life insurance	456,782	456,110	450,148
Other assets	450,908	430,751	431,861
Total non-earning assets	2,683,123	2,778,682	2,728,048
Total assets	$23,744,451	$22,960,622	$20,741,141

Liabilities and Equity
Noninterest-bearing demand deposits	$6,091,054	$5,633,672	$4,058,559
Interest-bearing:
Checking and NOW accounts	4,933,770	4,877,046	4,105,006
Savings accounts	3,631,145	3,395,747	2,853,305
Money market accounts	2,075,852	1,908,118	1,746,798
Other time deposits	1,042,903	1,103,313	1,469,185
Total core deposits	17,774,724	16,917,896	14,232,853
Brokered deposits	75,031	119,557	72,509
Total deposits	17,849,755	17,037,453	14,305,362

Federal funds purchased and interbank borrowings	922	1,166	560,770
Securities sold under agreements to repurchase	395,242	431,166	318,067
Federal Home Loan Bank advances	1,912,541	1,991,435	2,130,263
Other borrowings	266,282	252,787	236,114
Total borrowed funds	2,574,987	2,676,554	3,245,214
Operating lease liabilities	84,665	86,598	95,830
Accrued expenses and other liabilities	255,597	187,361	271,300
Total liabilities	20,765,004	19,987,966	17,917,706
Common stock, surplus, and retained earnings	2,887,538	2,824,885	2,685,278
Accumulated other comprehensive income (loss), net of tax	91,909	147,771	138,157
Total shareholders' equity	2,979,447	2,972,656	2,823,435
Total liabilities and shareholders' equity	$23,744,451	$22,960,622	$20,741,141

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$370,087	$88	0.10%	$413,782	$126	0.12%	$58,406	$349	2.41%
Investments:
Treasury and government-sponsored agencies	1,155,525	4,885	1.69%	648,314	2,937	1.81%	583,971	3,697	2.53%
Mortgage-backed securities	3,312,311	15,833	1.91%	3,291,436	16,137	1.96%	3,171,650	19,065	2.40%
States and political subdivisions	1,478,143	12,200	3.30%	1,437,890	12,008	3.34%	1,273,156	11,409	3.58%
Other securities	453,411	2,743	2.42%	462,836	2,629	2.27%	494,500	3,216	2.60%
Total investments	6,399,390	35,661	2.23%	5,840,476	33,711	2.31%	5,523,277	37,387	2.71%
Loans: (2)
Commercial	3,974,762	35,568	3.58%	4,132,831	46,468	4.40%	2,907,297	29,053	3.95%
Commercial and agriculture real estate	5,980,774	55,746	3.73%	5,829,912	58,334	3.92%	5,188,597	62,439	4.76%
Consumer:
Home equity	544,049	4,152	3.10%	550,548	4,380	3.17%	558,356	5,631	4.06%
Other consumer loans	1,058,731	10,175	3.90%	1,099,504	11,276	4.08%	1,167,802	12,219	4.21%
Subtotal commercial and consumer loans	11,558,316	105,641	3.71%	11,612,795	120,458	4.13%	9,822,052	109,342	4.48%
Residential real estate loans	2,273,859	21,347	3.76%	2,314,938	22,471	3.88%	2,370,295	24,244	4.09%

Total loans	13,832,175	126,988	3.68%	13,927,733	142,929	4.04%	12,192,347	133,586	4.35%

Total earning assets	$20,601,652	$162,737	3.16%	$20,181,991	$176,766	3.46%	$17,774,030	$171,322	3.84%

Less: Allowance for credit losses	(133,869)			(137,539)			(83,244)

Non-earning Assets:
Cash and due from banks	$288,623			$341,154			$287,601
Other assets	2,486,604			2,479,253			2,388,092

Total assets	$23,243,010			$22,864,859			$20,366,479

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,863,819	$612	0.05%	$4,708,568	$629	0.05%	$4,104,778	$2,860	0.28%
Savings accounts	3,495,319	487	0.06%	3,329,494	487	0.06%	2,828,177	1,298	0.18%
Money market accounts	1,987,348	423	0.09%	1,932,594	445	0.09%	1,784,169	2,507	0.57%
Other time deposits	1,081,248	1,607	0.60%	1,158,715	2,189	0.75%	1,562,074	5,186	1.34%
Total interest-bearing core deposits	11,427,734	3,129	0.11%	11,129,371	3,750	0.13%	10,279,198	11,851	0.46%
Brokered deposits	157,780	30	0.08%	37,176	26	0.28%	84,099	447	2.14%
Total interest-bearing deposits	11,585,514	3,159	0.11%	11,166,547	3,776	0.13%	10,363,297	12,298	0.48%

Federal funds purchased and interbank borrowings	1,144	—	0.00%	843	—	0.03%	392,857	1,240	1.27%
Securities sold under agreements to repurchase	398,662	120	0.12%	438,272	125	0.11%	329,091	384	0.47%
Federal Home Loan Bank advances	1,925,352	5,409	1.14%	2,089,519	5,953	1.13%	1,965,130	7,768	1.59%
Other borrowings	263,010	2,429	3.69%	240,815	2,316	3.85%	240,276	2,538	4.23%
Total borrowed funds	2,588,168	7,958	1.25%	2,769,449	8,394	1.21%	2,927,354	11,930	1.64%

Total interest-bearing liabilities	$14,173,682	$11,117	0.32%	$13,935,996	$12,170	0.35%	$13,290,651	$24,228	0.73%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$5,756,277			$5,644,017			$3,964,493
Other liabilities	343,073			352,256			277,812
Shareholders' equity	2,969,978			2,932,590			2,833,523

Total liabilities and shareholders' equity	$23,243,010			$22,864,859			$20,366,479

Net interest rate spread			2.84%			3.11%			3.11%

Net interest margin (FTE)			2.94%			3.26%			3.31%

FTE adjustment		$3,500			$3,517			$3,323

(1) Interest income is reflected on a fully taxable equivalent basis (FTE).
(2) Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020

Beginning allowance for credit losses	$131,388	$131,388	$54,619
Impact of adopting ASC 326 on 01/01/2020	—	—	41,347

Provision for credit losses	(17,356)	(1,100)	16,950

Gross charge-offs	(1,570)	(707)	(8,445)
Gross recoveries	1,575	1,807	1,909
Net (charge-offs) recoveries	5	1,100	(6,536)

Ending allowance for credit losses	$114,037	$131,388	$106,380

Net charge-offs (recoveries) / average loans (1)	0.00%	(0.03)%	0.21%

Average loans outstanding (1)	$13,815,515	$13,910,145	$12,182,704

EOP loans outstanding (1)	13,925,261	13,786,479	12,384,612

Allowance for credit losses / EOP loans (1)	0.82%	0.95%	0.86%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$49	$167	$658

Non-performing loans:
Nonaccrual loans (2)	142,138	147,339	126,987
TDRs still accruing	15,226	17,749	17,040
Total non-performing loans	157,364	165,088	144,027

Foreclosed properties	751	1,324	2,163

Total underperforming assets	$158,164	$166,579	$146,848

Classified and Criticized Assets:
Nonaccrual loans (2)	142,138	147,339	126,987
Substandard accruing loans	160,314	157,276	181,157
Loans 90 days and over (still accruing)	49	167	658
Total classified loans - "problem loans"	$302,501	$304,782	$308,802

Other classified assets	3,791	3,706	2,616
Criticized loans - "special mention loans"	246,365	287,192	238,011

Total classified and criticized assets	$552,657	$595,680	$549,429

Non-performing loans / EOP loans (1)	1.13%	1.20%	1.16%

Allowance to non-performing loans	72%	80%	74%

Under-performing assets / EOP loans (1)	1.14%	1.21%	1.19%

EOP total assets	$23,744,451	$22,960,622	$20,741,141

Under-performing assets / EOP assets	0.67%	0.73%	0.71%

EOP - End of period actual balances
(1) Excludes loans held for sale.
(2) Includes non-accruing TDRs totaling $14.3 million at March 31, 2021, $14.9 million at December 31, 2020, and $11.8 million at March 31, 2020.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Actual End of Period Balances
GAAP shareholders' equity	$2,979,447	$2,972,656	$2,823,435

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994
Intangibles	42,939	46,014	56,329
	1,079,933	1,083,008	1,093,323

Tangible shareholders' equity	$1,899,514	$1,889,648	$1,730,112

Average Balances
GAAP shareholders' equity	$2,969,978	$2,932,590	$2,833,523

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994
Intangibles	44,409	47,536	58,127
	1,081,403	1,084,530	1,095,121

Average tangible shareholders' equity	$1,888,575	$1,848,060	$1,738,402

Actual End of Period Balances
GAAP assets	$23,744,451	$22,960,622	$20,741,141

Add:
Trust overdrafts	24	26	119

Deduct:
Goodwill	1,036,994	1,036,994	1,036,994
Intangibles	42,939	46,014	56,329
	1,079,933	1,083,008	1,093,323

Tangible assets	$22,664,542	$21,877,640	$19,647,937

Risk-weighted assets (2)	$15,524,621	$15,369,076	$14,420,130

GAAP net income	$86,818	$74,120	$22,640

Add:
Amortization of intangibles (net of tax)	2,306	2,433	2,849

Tangible net income	$89,124	$76,553	$25,489

Tangible Ratios
Return on tangible common equity	18.77%	16.20%	5.89%
Return on average tangible common equity	18.88%	16.57%	5.86%
Return on tangible assets	1.57%	1.40%	0.52%
Tangible common equity to tangible assets	8.38%	8.64%	8.81%
Tangible common equity to risk-weighted assets (2)	12.24%	12.30%	12.00%
Tangible common book value (1)	11.47	11.43	10.48

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders' equity divided by common shares issued and outstanding at period-end.

Tier 1 common equity (2)	$1,865,220	$1,805,194	$1,643,249

Risk-weighted assets (2)	15,524,621	15,369,076	14,420,130

Tier 1 common equity to risk-weighted assets (2)	12.01%	11.75%	11.40%

(2) March 31, 2021 figures are preliminary.